UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  June 30, 2013
                Date of Report (Date of earliest event reported)


                            VACATION HOME SWAP, INC.
               (Exact Name of Registrant as Specified in Charter)


           Nevada                   333-160311                    26-4682636
(State or Other Jurisdiction       (Commission                  (IRS Employer
      of Incorporation)            File Number)              Identification No.)

                  112 North Curry Street, Carson City, NV 89703
                    (Address of Principal Executive Offices)

                                 (775) 321-8201
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On June 30, 2013, the Share Exchange Agreement (the "Exchange Agreement") between Vacation Home Swap, Inc., a Nevada corporation (the "Company"), Boost My Ads, Inc., a company organized under the laws of the British Virgin Islands ("Boost") and the shareholders of Boost (the "Boost Shareholders") was terminated pursuant to Section 6.01(c) of the Exchange Agreement, which stated that the Exchange Agreement shall be terminated without penalty if the voluntary share exchange was not consummated on or before June 30, 2013. There were no material relationships between the Company or its affiliates and Boost or the Boost Shareholders, other than in respect of the Exchange Agreement.

ITEM 8.01 OTHER EVENTS

On April 24, 2013, the Company mailed an Information Statement on Schedule 14F-1 to holders of record of shares of the Company's common stock as of April 19, 2013, in which information regarding the proposed voluntary share exchange and proposed change in management pursuant to the Exchange Agreement was disclosed. As of June 30, 2013, the Exchange Agreement has been terminated and the Information Statement is no longer applicable.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           VACATION HOME SWAP, INC.
                                           a Nevada corporation


Dated: July 3, 2013                        By: /s/ Donald MacDow
                                              ----------------------------------
                                              Donald MacDow
                                              President

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